Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of CF Industries Holdings, Inc. of our report dated February 25, 2010 (April 5, 2010 as to notes 27 and 28), relating to the consolidated financial statements and financial statement schedule of Terra Industries Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective adoption of guidance related to noncontrolling interests in consolidated financial statements effective January 1, 2009) appearing in the Current Report on Form 8-K of CF Industries Holdings, Inc. and subsidiaries dated April 15, 2010 and our report dated February 25, 2010 relating to the effectiveness of Terra Industries Inc.’s internal control over financial reporting as of December 31, 2009, appearing in the Current Report on Form 8-K/A of CF Industries Holdings, Inc. and subsidiaries dated April 12, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

April 15, 2010